Exhibit 4.7

THIS AMENDED AND RESTATED WARRANT AND THE SECURITIES UNDERLYING THIS AMENDED AND RESTATED WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

HYRECAR INC.

AMENDED AND RESTATED WARRANT

TO PURCHASE COMMON STOCK OF THE COMPANY

Warrant No. 2018-__-A	Original Issue Date: December 31, 2017

Supersedes and Replaces Warrant No. 2018-__

FOR VALUE RECEIVED, HYRECAR INC., a Delaware corporation (the “Company”), grants the following rights to ______, and his permitted assigns, heirs, executors and administrators (individually and collectively, the “Holder”), as of December 31, 2017 (the “Issue Date”). This Amended and Restated Warrant (the “Warrant”) has been issued pursuant to that certain Placement Agent’s Agreement, dated April 4, 2017, between the Company and Network 1 Financial Securities, Inc. This Warrant is an amendment and restatement of and supersedes in its entirety effective as of June __, 2018, that certain Warrant to Purchase Common Stock (Warrant 2018-__) dated December 31, 2017 (the “Original Warrant”), issued by the Company to the Holder, which Original Warrant is hereby cancelled.

Section 1. Grant.

The Holder is hereby granted the right (collectively, the “Purchase Rights”), in accordance with the terms and conditions of this Warrant, from the date hereof until the expiration of the Exercise Period (as defined in Section 3 hereof), to purchase from the Company that number of fully paid and non-assessable shares of the common stock, par value $0.00001 per share (the “Common Stock”) of the Company, set forth in Section 2 hereof, at the applicable Exercise Price (as defined in Section 2.1 hereof), upon delivery to the Company of this Warrant along with the Notice of Exercise form attached as Exhibit 1 hereto, duly executed, and upon tender of the applicable Exercise Price for the shares of Common Stock to be purchased, which Payment shall be made in cash, wire transfer or bank cashier’s check.

Section 2. Number of Shares of Common Stock Purchasable.

2.1 Subject to the other provisions of this Section 2, this Warrant entitles the Holder to purchase from time to time up to __ shares of the Company’s Common Stock at an original exercise price of $2.00 per share, subject to proportionate adjustment pursuant to any Reclassification (the “Original Exercise Price”), and ____ shares of the Company’s Common Stock at a modified exercise price of $7.50 per share, subject to proportionate adjustment pursuant to any Reclassification (the “Modified Exercise Price” and together with the Original Exercise Price, the “Exercise Price”) (collectively, the “Warrant Shares”).

2.2 In case prior to the expiration of the Purchase Rights by exercise or by the terms of this Warrant, the Company shall undertake any reclassification, stock split or combination, stock dividend or any similar proportionately-applied change or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization at any time while this Warrant is outstanding (collectively, a “Reclassification”) of outstanding shares of Common Stock (other than a change solely in, of, or from par value), the Holder shall thereafter be entitled, upon exercise of this Warrant for the same total consideration as presently required, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reclassification by a holder of the number of shares of Common Stock which this Warrant entitles the Holder hereof to purchase immediately prior to such Reclassification. Notice of any such Reclassification shall be given to the Holder pursuant to Section 11 hereof.

2.3 Subject to Section 2.4 below, in case prior to the expiration of the Purchase Rights by exercise or by the terms of this Warrant, the Company shall determine to consolidate or merge with, or convey all, or substantially all, of its property or assets to, any other corporation or corporations, or to dissolve, liquidate or wind up (each a “Fundamental Transaction”), then, as a condition precedent to such consolidation, merger, conveyance, dissolution, liquidation or winding up, notice shall be given to the Holder pursuant to Section 11 hereof and lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive from the Company or from the Company’s successors or assigns, as the case may be, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights, such shares of stock, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights had such consolidation, merger, conveyance, dissolution, liquidation or winding-up not taken place; and in any such event the rights of the Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of the Purchase Rights as herein provided, shall continue and be preserved in respect of any stock or securities which the Holder becomes entitled to purchase.

2.4 Notwithstanding the foregoing, in the event of a Fundamental Transaction, the Company shall have the right, but not the obligation, in its sole discretion upon 30 days prior written notice to the Holder (a “Purchase Notice”), to purchase this Warrant from the Holder by paying to the Holder on the effective date of the Fundamental Transaction (or within five Business Days after delivery of such notice, whichever occurs later), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant as of the date of such Fundamental Transaction. For purposes of this Section 2.4, the following definitions shall apply:

“Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model calculated using (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the delivery date of the Purchase Notice, (ii) an expected volatility determined in good faith by the Board of Directors of the Company, and (iii) the underlying price per share equal to the sum of the price per share to be paid in cash, if any, plus the value of any non-cash consideration, if any, to be paid in the Fundamental Transaction.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

Section 3. Exercise Period. The Purchase Rights represented hereby shall be exercisable in whole or in part from time to time, subject to the terms and conditions set forth herein, after the Issue Date of this Warrant until 5:00 p.m. Eastern time on the fifth (5th) anniversary of the Issue Date hereof (the “Exercise Period”).

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Section 4. Exercise.

4.1 Exercise for Cash. The Purchase Rights represented by this Warrant are exercisable at the option of the Holder in whole or in part from time to time, subject to the terms and conditions set forth herein, but not for less than one hundred (100) shares at a time, at any time and from time to time during the Exercise Period upon the delivery of the Notice of Exercise form to the Company with such notice duly executed and upon tender of the applicable Exercise Price for the shares of Common Stock to be purchased, which Payment shall be made in cash, wire transfer or bank cashier’s check. The Purchase Rights shall be deemed to have been exercised, and the Holder shall be deemed to have become a stockholder of record of the Company for the purposes of receiving dividends and for all other purposes whatsoever with respect to the shares of Common Stock so purchased, as of the date of delivery of such properly executed notice accompanied by proper tender of the applicable Exercise Price at the principal office of the Company. As promptly as practicable on or after such date, and in any event within three (3) business days thereafter, the Company at its expense shall issue and deliver, or cause to be issued and delivered, to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver a new warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4.2 Cashless Exercise. If at any time during the Exercise Period there is not an effective registration statement under the Securities Act covering the resale of all the Warrant Shares, then, in lieu of the payment methods set forth above, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 4.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder’s election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

X =	Y (A-B)
A

Where: X =	the number of shares of Common Stock to be issued to Holder.

Y =	the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A =	the fair market value of one share of the Common Stock.

B =	Purchase Price (as adjusted to the date of such calculation).

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors (the “Board”) in good faith; provided, however, that if at the time of such exercise the Common Stock is listed on an Exchange or quoted on the OTC Market, then the fair market value of one share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted on the OTC or the average closing price of the Common Stock on an Exchange, whichever is applicable, as reported by Bloomberg L.P. for the five (5) trading days prior to the date of determination of fair market value.

4.3 “Easy Sale” Exercise. In lieu of the payment methods set forth above, when permitted by law and applicable regulations (including Nasdaq and FINRA rules), the Holder may pay the Purchase Price through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Purchase Price and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such shares to forward the Purchase Price directly to the Company.

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Section 5. [Intentionally Omitted].

Section 6. Company’s Warranties and Covenants as to Capital Stock.

The Company has taken all action necessary and appropriate to properly authorize, reserve and issue those shares of Common Stock issuable to the Holder pursuant to this Warrant including an authorization of issuance and setting of the Original Exercise Price and the Modified Exercise. The Common Stock deliverable on the exercise of the Purchase Rights represented hereby shall, when issued, be duly and validly issued, fully paid and non-assessable. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all Purchase Rights hereby granted.

Section 7. Transfer; Compliance with Securities Laws

The Purchase Rights shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose. This Warrant and the Common Stock issuable upon exercise of the Purchase Rights, may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee, including, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that the transfer or assignment is in compliance with applicable federal and state securities laws. Subject to such compliance, the Purchase Rights shall be transferable on said books, in whole or in part, by the Holder in person or by duly authorized attorney upon surrender of this Warrant properly endorsed by the Holder executing the Permitted Transfer or Assignment Form attached hereto and made a part hereof as Exhibit 2. All reasonable and documented costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor. The Company agrees that, while the Purchase Rights remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever except under arrangements which shall inure to persons exercising warrants or applying for transfer of stock, all rights and privileges which they might have had or received if the stock transfer books had not been closed and they had exercised their Purchase Rights at any time during which such transfer book shall have been closed.

Section 8. Charges, Taxes and Expenses.

Issuance of certificates for shares of Common Stock issuable upon the exercise of this Warrant or any portion thereof (and issuance of a replacement warrant certificate in the event of partial exercise) shall be made without charge to the Holder hereof for any issue taxes or any other incidental expenses in respect of the issuance of such certificates to and in the name of the registered Holder of this Warrant, all of which taxes and expenses shall be paid by the Company. Certificates may be issued in a name other than that of the Holder upon the request of and payment by the Holder of any applicable transfer taxes and compliance with all applicable federal and state securities laws and with all applicable provisions of this Warrant, including but not limited to Section 7 hereof.

Section 9. Exchange for Other Denominations.

This Warrant is exchangeable for new certificates of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the Holder at the time of surrender. In the event of the purchase, at any time prior to the expiration of the Exercise Period, of less than all of the shares of Common Stock purchasable hereunder, the Company shall cancel this Warrant upon surrender thereof, and shall promptly execute and deliver to the Holder hereof a new warrant of like tenor and date for the balance of the shares purchasable hereunder.

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Section 10. Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable and documented expenses incidental thereto, and upon surrender of this Warrant, if mutilated, the Company shall promptly make and deliver a new warrant of like tenor and date, in lieu of this Warrant and shall cancel this Warrant.

Section 11. Notices Including Certificate of Company in Event of Adjustment.

(a) Whenever the number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its Chief Financial Officer or its Chief Executive Officer or by such other appropriate officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b) In case:

(i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another entity; or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case under sub-clauses (i) through (iii), the Company shall mail or deliver, or cause to be mailed or delivered, to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, at which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities, assets or other property of the Company deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed or delivered at least fifteen (15) business days prior to the date therein specified.

(c) All notices, requests, consents and demands required by this Warrant shall be in writing and shall be personally delivered or mailed, postage prepaid, to the principal office of the Company at:

HyreCar Inc.

355 S Grand Ave, Suite 1650

Los Angeles, CA 90071

Attn: Chief Executive Officer

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and to the Holder at:

c/o Network 1 Financial Securities, Inc.

The Galleria

2 Bridge Avenue, Suite 241

Red Bank, NJ 07701-1106

Attn: Keith Testaverde

Any notice, request or other communication required or permitted hereunder shall be in writing and shall conclusively be deemed to have been duly given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt.

Section 12. Miscellaneous

(a) No Stockholder Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder or any other person the right to vote, consent or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matters, or any other rights whatsoever of a stockholder of the Company.

(b) Successors and Assigns. Subject to the restrictions on transfer described in Section 7 hereof, the rights and obligations of the Company and the Holder of this Warrant shall be binding upon, and benefit the successors and assigns of, the parties hereto.

(c) Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to principles thereof relating to conflicts or choice of law.

(d) Waiver and Amendment. This Warrant may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. In case any provision of this Warrant shall be, in whole or in part, invalid, illegal or unenforceable, such provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e) Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Warrant. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be duly executed and delivered on its behalf as of the Issue Date set forth above.

HYRECAR INC.

By:
Name: Joseph Furnari
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED, as to the first paragraph of this Amended and Restated Warrant to Purchase Common Stock which supersedes and replaces the Original Warrant (Warrant No. 2018-06)

By:
Name:

EXHIBIT 1

NOTICE OF EXERCISE PURSUANT TO

ATTACHED AMENDED AND RESTATED WARRANT

___________, 201

To: HyreCar Inc.

(1) The undersigned, the Holder of record of the attached Amended and Restated Warrant (the “Warrant”) of HYRECAR INC., hereby exercises the option granted by the Purchase Rights evidenced by the attached Warrant and hereby [CIRCLE AND COMPLETE (A) OR (B)] (A) elects to purchase ____ shares of Common Stock of HYRECAR INC., pursuant to the provisions of Section 4.1 of the attached Warrant, and tenders herewith payment of the applicable Exercise Price as determined by the Warrant for such shares in full, or (B) elects to exercise this Warrant for the purchase of ___ shares of Common Stock, pursuant to the provisions of Section 4.2 of the attached Warrant. All capitalized terms used but not defined in this notice have the meanings assigned to such terms in the Warrant.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that (a) the undersigned has complied with all terms and conditions as defined in the Warrant, including the requirement that the offer and sale of the Shares was limited to “accredited” investors only, (b) the shares of the Common Stock to be issued are being acquired solely for investment and solely for the account of the undersigned, (c) the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws, and (d) as required under the terms of the Warrant, the certificate or certificates representing said shares of Common Stock shall bear a restrictive legend prohibiting and restricting transfer of such shares except in compliance with applicable federal and state securities laws.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned or in such other name as is specified below:

ATTEST:	HOLDER:

By:

Name:

Title:

(If certificates for Common Stock or new Warrants are requested in a name other than the undersigned, be advised that the delivery of the certificates and/or new Warrants will be delayed until the Company assures itself that such change is permitted under Section 7 of the Warrant that such change does not violate applicable federal and state securities laws.)

EXHIBIT 2

PERMITTED TRANSFER OR ASSIGNMENT FORM

NOTE: THIS ASSIGNMENT BEARS A RESTRICTIVE LEGEND BELOW

FOR VALUE RECEIVED, the undersigned Holder of record of this Amended and Restated Warrant of HYRECAR INC. (the “Company”), which is dated December 31, 2017, hereby sells, assigns and transfers unto the Assignee named below all of the rights, including, without limitation, the Purchase Rights (as such term is defined in this Warrant) of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Transferee/Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint the Secretary of HYRECAR INC. to make such transfer on the books of HYRECAR INC., maintained for the purpose, with full power of substitution in the premises.

Attached hereto, if and to the extent requested by the Company, is an opinion of counsel that the assignment does not violate or is exempt from, any federal and state securities laws. As provided in the Warrant, including but not limited to Section 7 of the Warrant, the Company may, in its sole discretion, decide whether such opinion is satisfactory, and Assignee and Holder agree to any reasonable delay in transfer caused by such evaluation and further acknowledge and agree that they shall bear all reasonable and documented costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”), or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of applicable securities laws.

Accordingly, the following restrictive legend is made applicable to this assignment (and to this Warrant and securities covered by this Warrant as assigned hereby to Assignee):

This Assignment and this Warrant and the securities underlying this Warrant as assigned hereby, have not been registered under the Act, and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under such Act, any applicable state securities laws and the rules and regulations thereunder.

[Signatures appear on following page.]

Dated:	HOLDER:

By:
Name:
Title:

Dated:	ASSIGNEE:
Name & Title: